                               SERVICING AGREEMENT


       This Servicing Agreement (the "Agreement") is made as of the 25th day of October, 2000, by and between the Provident Bank, a banking corporation organized and existing under the laws of the State of Ohio, whose address is One East Fourth Street, Cincinnati, Ohio 45202 (the "Servicer"), and HomeGold Financial, Inc.,a corporation whose address is 3901 Pelham Road Greenville, SC 29615 (the"Holder").

                                    WITNESSETH

       WHEREAS, Servicer and Holder have entered into an Amended And Restated Warehouse Loan And Security Agreement dated (the "Warehouse Agreement"), whereby Servicer funds loans originated by Holder and secured by mortgages, deeds of trust, trust deeds, security deeds, deeds to secure debt and like security instruments on existing single family (I-4 units) residential properties; and

       WHEREAS, Holder desires to engage Servicer as an independent contractor to perform for a temporary period such servicing functions as are further described herein, and Servicer desires to accept such engagement pursuant to the terms and conditions hereinafler set forth.

       NOW, THEREFORE, in consideration of the promises, terms, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    DEFINITIONS

The following terms shall have the following meanings:

       Agreement: This Servicing Agreement.

       Condemnation Proceeds: All awards of settlement in respect to a Mortgaged Property by exercise of the power of eminent domain or condemnation.

       Credit Files: All records and documents related to a Mortgage Loan, including, without limitation, promissory notes, mortgages, deeds of trust or other documents evidencing a security interest, assignments, underwriting documents, disclosures required by applicable laws, title insurance commitments and policies and any other documentation reasonably required by Servicer to set up and service the accounts.

       Deposit Account: The account or accounts maintained pursuant to
Section 7.

       Escrow Account: The separate account or accounts maintained pursuant to
Section 9.

       Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, mortgage insurance premiums, hazard insurance premiums, taxes, assessments, condominium fees, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the Mortgage or other loan documents.

       FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto.

       FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

       FNMA: The Federal National Mortgage Association or any successor thereto.

       Holder:        HomeGold Financial, Inc.or its successors and assigns.

       HUD: The Department of Housing and Urban Development.

       Investor: The purchaser of any Mortgage Loan from HomeGold, "holder"

       Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related mortgaged property including FHA insurance proceeds and/or VA guaranty proceeds.

       Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

       Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

       Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien in fee simple in real property securing the Mortgage Note.

       Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Loan.

       Mortgage Loan: An individual Mortgage Loan which is subject to this Agreement and which includes, without limitation, the Mortgage Note, Mortgage, the Credit File and all rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

       Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

       Mortgage Property: The real property securing repayment of any Mortgage Note.

       Mortgagee:  HomeGold Financial, Inc. , its successors and assigns.

       Mortgagor: The obligor on a Mortgage Note.

       Private Mortgage Insurance: A policy of mortgage guaranty insurance issued by a qualified insurer with respect to certain Mortgage Loans.

       Servicer: The Provident Bank and its successors and assigns.

       Warehouse Agreement: The Amended and Restated Warehouse Loan and Security Agreement between Provident Bank and HomeGold dated

       Transfer Date: The Transfer Date with respect to any Mortgage Loan shall be the date upon which the Servicer is entitled to receive the transfer of servicing responsibilities pursuant to the Agreement.

       VA: The Veterans Administration, an agency of the United States of America, or any successor thereto.

       1. Relationship of Parties. Holder and Servicer specifically agree that in the servicing of any loan hereunder, Servicer shall have the status of and act as an independent contractor. Nothing herein shall be construed to create a partnership or joint venture between Holder and Servicer. The representations and warranties of Servicer contained in this Agreement shall in no event be construed as a warranty or guaranty by Servicer as to future payments by any Mortgagor. Further, Servicer shall not be responsible for any representations and warranties which are directly related to the origination process or between Holder and any Investor relating to the origination or servicing of any Mortgage Loan.

       2. Types of Loans. All loans submitted to Servicer for servicing hereunder shall be fixed or adjustable rate loans secured generally by first and second liens on existing single family (1-4 units) residential properties. Notwithstanding the foregoing, Servicer reserves the right to require Holder to submit for servicing other types of loans (such as multi-family loans) that Servicer in its sole discretion deems necessary. The documentation for each loan submitted hereunder shall provide for payments of principal, interest and deposits, if any, to be paid once monthly. Servicer retains the right to reject for servicing any loans with other payment frequencies.

       3. Compensation. As compensation for rendering the services set forth herein, Servicer shall be entitled to:

              (i) A set-up fee of fifty ($50.00) dollars per Mortgage Loan payable on or before the earlier of receipt by Servicer of the Mortgagor's first Monthly Payment, or sale of the Mortgage Loan to an Investor. Notwithstanding anything contained in this Agreement or the Warehouse Agreement to the contrary, Holder and Servicer expressly agree that the amount of any compensation owing to Servicer may be withdrawn from either the Deposit Account established hereunder or the Cash Collateral Account established by and pursuant to the Warehouse Agreement.

              (ii) Beginning with each Transfer Date, Servicer shall retain from each monthly payment with respect to any Mortgage Loan a servicing fee in an amount equal to one twelfth (1/12) of the servicing fee rate. The servicing fee rate for each mortgage loan shall be 0.50% per annum (50 basis points). If the mortgage loan retained for servicing by the Servicer is released prior to the collection of a monthly payment, the service fee will be calculated on a daily rate equivalent to one three-hundred sixty (1/360) of the servicing fee rate.

              (iii) Servicing-related fees charged to Mortgagors, including, but not limited to, release and satisfaction fees, pay-off statement fees, tax service fees, NSF fees, deferral charges, late charges, subordination fees, modification fees, fees for providing copies of documents from a Credit File to any Mortgagor and other miscellaneous servicing fees that Servicer may lawfully charge a Mortgagor whose loan is being serviced

              (iv) Investment earnings on the custodial account and escrow account (if allowed by applicable law).

       4. Holder Responsibilities. Holder shall be responsible for:

              (i) Providing Servicer with complete Credit Files for each loan submitted hereunder to enable Servicer to place and service the loan(s) on its system. All such documentation must be received no later than seventy-two hours (72) after the close of any purchase-money transaction, and no later than seventy-two hours (72) after the end of the applicable rescission period for any refinance transaction (the Transfer Date).

              (ii) Advising Servicer upon delivery of each loan submitted for servicing as to whether the loan is in a warehouse (unsold) status. If a loan which has been delivered to Servicer in a warehouse (unsold) status is subsequently sold, Holder will immediately notify Servicer of the sale by written confirmation and will deliver a copy of the Investor's purchase advice or funding detail report, and Holder shall pay all outstanding interest and fees owed to Servicer pursuant to the Warehouse Agreement and this Agreement prior to any transfer of servicing. Holder shall also provide Servicer with all necessary information regarding the Investor that will enable Servicer to clear the account from its system and transfer the account to the Investor in a timely manner. In the event the Investor charges a penalty for late reporting, remittances, etc., which were caused by Holder's delay in notifying Servicer of the Investor's purchase of the loan, Holder agrees to pay such penalty.

              (iii) Providing Servicer with Escrow Payments collected at closing, insurance and tax information and any other documentation required by Servicer in the performance of its servicing function pursuant to this agreement.

              (iv) Providing Servicer with physical evidence that a hazard insurance policy and, if applicable, a Private Mortgage Insurance (PMI) policy (not limited to HUD's Mortgage Insurance Coverage) is in force for each loan delivered to Servicer for servicing and allowing Servicer sufficient time to receive evidence in-house that all notification(s) have been forwarded to Servicer. Further, Holder agrees to indemnify and hold Servicer harmless from any loss, damage, claim or expense caused by insufficient evidence of hazard insurance, or, if applicable, by a lapse in Private Mortgage Insurance coverage or flood insurance coverage prior to delivery of servicing to Servicer.

              (v) Assuring that improvements on property securing each Mortgage are insured by hazard insurance in an amount at least equal to the unpaid principal balance of the loan or the full insurable value of the improvements, whichever is less, of a type at least as protective as fire and extended coverage, and containing a "standard" or`union" mortgage clause (without contribution) in the form customarily used in the area in which the property is located. In all events, the provisions of the Credit File shall prevail. The mortgagee clause will be reflected as running to the benefit of Lender/Servicer, its successors and assigns. During the course of servicing, the mortgagee clause in the hazard insurance will read as follows:

                               The Provident Bank
                          Its Successors and/or Assigns
                         309 Vine Street, Mail Stop 172D
                              Cincinnati, OH 45202

              (vi) Providing Servicer with all legal records, including court orders, consent decrees, judgments, verdicts, agreed orders, consents, and other agreements or records that govern the servicing of the loans. Holder agrees to indemnify and hold Servicer harmless from any loss caused by Holder's failure to provide the information required under this subparagraph or from the provision by Holder of incomplete, obsolete or inaccurate information required under this subparagraph.

              (vii) Providing Servicer with such limited powers of attorney and other documents necessary to enable the Servicer to perform its servicing and administrative obligations under this agreement.

       5. Servicer Responsibilities. The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the related Transfer Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with accepted mortgage servicing practices, including taking all actions that a mortgagee is permitted or required to take by the FHA or VA, with respect to FHA loans and VA loans, as the case may be. The Servicer shall not waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to a Mortgagor unless Servicer has obtained the prior consent of the Holder. The Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the

Holder all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

              (i) The Servicer shall, in accordance with the Real Estate Settlement and Procedures Act (RESPA) or other applicable laws, provide notice to the Mortgagors of each mortgage of the change of servicing to the Servicer. No loans shall be service released to any Investor until all fees, charges and interest owed to Servicer have been paid in full and the RESPA notification period has lapsed.

              (ii) In servicing and administering any FHA loans or VA loans, the Servicer shall comply strictly with the National Housing Act and the FHA regulations; the Serviceman's Readjustment Act, and the VA regulations and administrative guidelines issued thereunder or pursuant thereto.

              (iii) In servicing and administering the Mortgage Loans, the Servicer shall employ procedures, including collection procedures, and exercise the same degree of care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to accepted servicing practices where such practices do not conflict with the requirements of this Agreement.

              (iv) On or before the 5th business day of each month, the Servicer shall report information pertaining to the Mortgage Loans and Escrow Accounts as may reasonably be requested by Holder and consistent with standard servicing practices. In addition, Servicer shall provide information necessary for Holder to complete any report required by any Private Mortgage Insurance (PMI) carrier, HUD, VA, FHLMC, FNMA, if applicable.

              (v) Notwithstanding any other provision of this Agreement, Servicer shall not be obligated to advance any funds to Holder or on Holder's behalf with respect to any Mortgage Loan subject to this Agreement. However, in the event it is necessary to advance funds for delinquent taxes, insurance, not limited to Private Mortgage Insurance or Mortgage Impairment Coverage, advances will be taken from the funds collected within the Deposit Account to cover funds advanced.

              (vi) If the Mortgage Loan becomes delinquent while under this agreement, the Servicer shall consult with the Holder to acquire further direction. It is expressly understood that the Servicer will not proceed with further actions, i.e., legal action, until written permission is given from the Holder advising the Servicer of the next step that should be taken.

       6. Collection of Mortgage Loan Payments. Continuously from the related Transfer Date until the date each Mortgage Loan ceases to be subject to this Servicing Agreement, the

Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating escrow payments (if applicable), and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgage Property. In the event that a Mortgage Loan is sold to an Investor net of one or more Monthly Payments (net-funded), Servicer shall continue its effort to collect said Monthly Payments after the date the Mortgage Loan is servicereleased to the investor (or successor servicer), for an additional period of 60 days. Servicer shall be entitled to receive the servicing compensation provided by this Agreement for this additional 60 day servicing period irrespective of whether such Monthly Payments are collected by Servicer, and the duties and obligations imposed upon Servicer under this agreement shall terminate at the end of such 60 day period.

       7. Establishment of Deposit Account. The Servicer shall deposit all funds collected and received pursuant to any Mortgage Loan into one or more Deposit Accounts. The Deposit Accounts shall be established and maintained at the Provident Bank, Cincinnati, Ohio. The Servicer, in accordance with the terms of this Agreement, may draw on the funds deposited into the Deposit Account.

             The Servicer shall deposit into the Deposit Account on a daily basis and retain therein the following collections received by the Servicer after the related Transfer Date:

              (i) All payments on account of principal on the Mortgage Loans, including all principal prepayments;

              (ii)   All payments on account of interest on the Mortgage Loans:

              (iii) All REO disposition proceeds in connection with payment on account of principal and interest;

              (iv) All condemnation proceeds which are applied as a principal prepayment;

              (v)    Any amount required to be deposited into the Deposit
                     Account.

             Any benefit derived from the Deposit Account shall accrue to the Servicer.

       8. Permitted Withdrawals From the Deposit Account. The Servicer shall, from time to time, withdraw funds from the Deposit Account for the following purposes:

              (i) To make payments to the Holder in the amounts and in the manner provided for by this Agreement:

              (ii) To reimburse itself for servicing compensation provided for in this Agreement:

             (iii)   To clear and terminate the Deposit Account.

              (iv) To cure any default by Holder with the terms of this Agreement or the Warehouse Agreement.

              (v) To reimburse Servicer for any advances for any mortgage loan made pursuant to the Warehouse Agreement.

       9. Establishment of and Deposits to Escrow Account. When specifically requested by Holder, Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets, and shall establish and maintain one or more Escrow Accounts, in the form of demand accounts. The Escrow Accounts shall be established at The Provident Bank, Cincinnati, Ohio. The Servicer, in accordance with the terms of this Agreement, may draw on funds deposited into the Escrow Account. The Servicer shall deposit into the Escrow Account or Accounts on a daily basis, and retain therein the following:

              (i) All Escrow Payments collected on account of the Mortgage Loans, for the purpose of affecting timely payment of any such items as required under the terms of this Agreement;

              (ii) All amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgage Property;

              (iii) All Liquidation Proceeds in connection with Escrow Payments and property liquidation expenses; and

              (iv) Any amounts required to be deposited by the Servicer in connection with the deductible clause and blanket hazard insurance policy.

             The Servicer shall make withdrawals from the Escrow Account only to affect such payments as are required under this Agreement. To the extent required by law, the Servicer shall pay interest on escrow funds to the Mortgagor.

       10. Permitted Withdrawals From Escrow Account The Servicer may make withdrawals from the Escrow Account or Accounts only:

              (i) To affect timely payments of taxes, assessments, mortgage insurance premiums, water rates, condominium charges, fire and hazard insurance premiums, or other items constituting Escrow Payments for the related Mortgage;

              (ii) To refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling; and

              (iv) To clear and terminate the Escrow Account upon the termination of this Agreement.

       11. Notification of Interest Rate Adjustments. With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and monthly payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon discovery by the Servicer or the receipt of notice from the Holder that the Servicer has failed to adjust the Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Deposit Account from its own funds the amount of any interest loss caused the Holder thereby as such interest loss occurs.

       12. Completion and Recordation of Assignment of Mortgage and FHA and VA Change Notices. To the extent permitted by applicable law, each assignment of mortgage is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgage Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be affected at the Holder's expense. At the Holder's direction, the Servicer shall cause the endorsement of the Mortgage Note, the assignment of mortgage, the assignment of security agreement, and other necessary and applicable records to be completed.

       13. Remittances to Holder. With respect to each Mortgage Loan serviced pursuant to this Agreement, the Servicer shall, after deduction for the servicing fees provided by this agreement, deposit the remainder of each Monthly Payment received from the Mortgagor into the applicable Deposit Account. All Monthly Payments deposited into the Deposit Account shall be applied to reduce the outstanding balance owing to Servicer from Holder relating to the applicable Mortgage Loan funded by Servicer pursuant to the terms of the Warehouse Agreement. Any excess funds remaining after payment of the servicing fees provided by this agreement and application to the outstanding balance owed to Servicer by Holder, shall be held in the Deposit Account until the Mortgage Loan is transferred to an Investor, at which time such excess funds shall be remitted to Holder. In no event shall any funds held in any Mortgagor's Escrow Account be applied to reduce any indebtedness of holder to Servicer.

       14. Advances by Servicer. The Servicer shall not be obligated to make any advances as to any Mortgage Loan serviced pursuant to this Agreement; provided, however, Servicer shall be obligated to reimburse Holder from its own funds as a result of any failure by Servicer to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note as provided for by this Agreement.

       15. Representations and Warranties of the Holder. The Holder, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Servicer as of each Transfer
Date:

       (i) Due Organization and Authority. The Holder is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all licenses necessary to carry on its business as now being conducted; the Holder has the full corporate power and authority to execute and deliver this Agreement, and to perform in accordance herewith. The execution, delivery and performance of this Agreement, including all instruments of transfer to be delivered pursuant to this Agreement by the owner, and the consummation of the transactions contemplated hereby, have been duly and validly authorized; this Agreement evidences the valid binding and enforceable obligation of the owner, and all requisite corporate action has been taken by the Holder to make this Agreement valid and binding upon the Servicer in accordance with these terms.

       (ii) Sole Owner. Holder is the sole and lawful owner and holder of the Mortgage Loans and has full legal right, power and authority to enter into this Agreement and to perform each and all of Holder's obligations under this Agreement.

       (iii)  Compliance with Applicable Law. Holder has complied with:

              (a) All applicable laws, rules and regulations of the US Government and each applicable state and local government;

              (b) If applicable, rules, regulations, handbooks and guides of FHLMC, FNMA, other applicable investors, and each applicable private mortgage insurer relating to such mortgage loans, including, but not limited to, the origination of such mortgage loans, and

              (c)    All provisions of each loan and the loan documents.

       (iv) No Conflicts. Neither the execution and delivery of this Agreement nor the conveyance of the responsibilities to the Servicer or the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the owner's charter or bylaws, or any legal restriction or any agreement or instrument to which the owner is now a party, or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Holder or its property is subject, or impair the value of this contract consummated hereby.

       (v) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Holder which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties, or assets of the owner, or in any material impairment of the right or ability of the owner to carry on its business substantially as now conducted, or in any material liability on the part of the owner, or which would draw into question the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the owner contemplated herein, or which would be likely to impair materially the ability of the owner to perform pursuant to the terms of this Agreement.

       (vi) No Untrue Information. Neither this agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated herein, contains any untrue statement of fact or omits any fact necessary to make the statements contained therein not misleading.

       16. Indemnification by Holder. The Holder shall indemnify the Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Holder representations and warranties contained in this Agreement. Any cause of action against the Holder relating to or arising out of the breach of any representation and warranty made in this Agreement, shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Servicer to the Holder; (ii) failure by the Holder to cure such breach; and (iii) demand upon the Holder by the Servicer for compliance with the terms of this Agreement.

       17. Representations Warranties and Agreements of the Servicer. The Servicer, as a condition to the consummation of the transactions contemplated by this Agreement, hereby makes the following representations and warranties to the Holder as of each Transfer Date:

       (i) Due Organization and Authority. The Servicer is an Ohio corporation organizedand validly existing under the laws of the State of Ohio and has all licenses necessary to carry on its business as now being conducted, and is licensed, qualified and in good standing in each state where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event, the Servicer is in compliance with the laws of any such state to the extent necessary to insure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer in the consummation of the transactions contemplated hereby, have been duly and validly authorized; this Agreement evidences the valid binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

       (ii) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant and undertaking contained in this Agreement.

       (iii) Ability to Service. The Servicer is an FHA approved mortgagee, a VA approved lender, and an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for the FHA and the VA, and either FNMA or FHLMC, and no event has occurred, including, but not limited to, a change in insurance coverage, which would make the Servicer unable to comply with FHA and VA, and either FNMA or FHLMC eligibility requirements or which would require notification to any of the FHA, VA, FNMA or FHLMC.

       (iv) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business operations, financial condition, property or assets of the Servicer, or in any material impairment of the ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

       (v) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statements of fact or omits to state a fact necessary to make the statements contained therein not misleading.

       (vi) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or bylaws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the mortgage loans, or impair the value of the mortgage loans.

       18. Indemnification of Holder by Servicer. The Servicer shall indemnify the Holder and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, breach of the Servicer representations and warranties contained in this Agreement. Any cause of action against the Servicer relating to or arising out of the breach of any representation and warranty made in this Agreement by Servicer shall accrue upon
(i) discovery of such breach by the Holder or notice thereof by the Holder to the Servicer, (u) failure by the Servicer to cure such breach, and (iii) demand upon the Servicer by the Holder for compliance with this Agreement.

       19. Termination. With respect to any Mortgage Loan accepted by Servicer as of the Transfer Date, termination shall occur when Holder has conveyed its interest in the Mortgage Loan to an Investor, and Servicer has received all advances, fees and accrued interest pursuant to the Warehouse Agreement between Holder and Servicer, or when the Warehouse Agreement is terminated according to the terms thereof. If a Mortgage Loan is purchased by an Investor net of one or more Monthly Payments (net-funded), termination with respect to such Mortgage Loan shall occur as provided in Section 6 above.

       20. Severability. If any part, provision, representation or warranty of this Agreement is deemed prohibited or is held to be void or unenforceable, such provision, representation or warranty shall be ineffective to the extent that such prohibition or unenforceability without invalidating the remaining provisions hereof.

       21. Place of Delivery and Governing Law. This Agreement shall be deemed in effect when fully executed, and a signed counterpart thereof is received by Servicer in the State of Ohio, and shall be deemed to have been made in the State of Ohio. This Agreement shall be construed in accordance with the laws of the State of Ohio and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Ohio.

       22. Binding Agreement. This servicing agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. This servicing agreement may not be assigned by either party without the prior written consent of the non-assigning party.

       23. Notices. All notices or communications required of this Agreement shall be deemed to be property served when personally delivered, or when placed in the US mail, first class, postage prepaid, addressed as set forth here and below.

       24. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

       25. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

       IN WITNESS WHEREOF, the Servicer and Holder have caused their names to be signed and delivered by their duly authorized officers as of the date first above written.

PROVIDENT BANK

BY:

NAME:

TITLE:

[INSERT HOLDER NAME]

BY:

NAME: Forrest E Ferrell
TITLE: President

                    Customer Management Client Questionnaire

To provide you with the superior customer service we've promised as well as manage your borrowers account we have prepared these questions specific to your portfolio. This questionnaire should be returned with your executed servicing agreement. If you have any questions please call:

                                                Diane Borman
                                          Vice President Operations,

                                             PCFS Interim Servicing
                                            1-800-838-9727, ext 18001

         Interim Client Name:             HomeGold Financial, Inc.
         Mailing Address:                 P.O. Box 17526
                                          Greenville, SC 29606

         Servicing Contact:               Bruce Dodd/Jennifer Miles

         Phone#: 864-289-5437/864-289-5853

         Fax#:      8888-362-3633
         E-mail Address: bruce.dodd@homegold.com/jennifer.miles@homegold.com

DDA Accounts
DDA Account #:
Bank Name:

Mailing Address:

Phone #:

Contact Person:

Customer Service

1. Who is the contact for approval of a Partial Release and execution of any related loan modification documents? Yvonne Ruby

2. If you have any second mortgages in your portfolio, will you consider a request to subordinate the second when the first mortgage is being refinanced? Yes

3. If yes, who is the contact to review the request and execute the subordination agreement?

       Jennifer Miles/Bruce Dodd

4. If your loans contain prepayment penalties who is the contact to review/approve a request to waive or modify the penalty?

5. Do you consent to termination of an escrow account when the borrower requests? YES or NO N/A

6.     If yes, who is the contact to review the request? N/A

7. If an escrow account WAS NOT established at closing, does the client allow an escrow account to be established upon receipt of a borrower's written request? NO

Tax Escrow

1. On non-escrowed loans, at what point do you prefer PCFS advance escrow funds to pay delinquent property taxes: At first notice of delinquency or only when the property is in jeopardy of Tax Sale? Tax sale notification

2. Do you prefer to be contacted to approve disbursement of delinquent taxes on non-escrowed loans? YES


3.     If yes, who is the contact to approve?

       Jennifer Miles

PAH

1. Do any loans in your portfolio have privat mortgage insurance paid by the lender and not through the borrower's escrow payment? NO

2.     Who is your PMI vendor?     N/A

3.     Where do you maintain your original PMI Certificates?     NIA

       (PCFS must receive a copy if you choose to retain the originals.)

VA & FHA Loans

1. Where do you maintain your original MIC or MIP Certificates? N/A (PCFS must receive a copy if you choose to retain the originals.)

You will have access to investor accounting reports to monitor the status of your accounts:

o Daily Freddie Mac Payoff Report Daily Payoff Report
o Daily Regular Payment Remit Report
o Fanme Mae Loan Activity Report
o Freddie Mac Loan Level Report
o Investor Collections Report
o Investor Curtailments Report
o Investor Cutoff Summary Report
o Investor Delinquent Report
o Investor Interim Remit Sum Report
o Investor Loan Sale Report
o Investor Payoffs Report
o Investor Prepaid Report
o Investor Rate and Payment Change Report
o Investor Remittances Report
o Investor Trial Balance Report
o MIDANET Report
o P&I Collections To Date Report
o Remittance Report
o Single Debit Report
o MORNET Report
o Pending Loan Transfers